EXHIBIT 21.  SUBSIDIARIES OF THE REGISTRANT
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                                                                               ORGANIZED
                                                                               UNDER LAW OF
                                                                               ------------
UNIVERSAL CORPORATION                                                          Virginia
Universal Leaf Tobacco Company, Incorporated                                   Virginia
Universal Leaf North America NC, Inc.                                          North Carolina
Casa Exported Limited                                                          Virginia
Grassland Holding, Incorporated                                                Kentucky
Tabacos Del Pacifico Norte, S.A. De C.V                                        Mexico
Tabacos Argentinos S.A                                                         Argentina
Procesadora Unitab, S.A                                                        Guatemala
Latin America Tobacco Company                                                  Virginia
Maclin-Zimmer-McGill Tobacco Company, Incorporated                             Virginia
Simcoe Leaf Tobacco Company, Limited                                           Canada
Universal Lab Services Inc.                                                    Virginia
Universal Leaf Export Company, Incorporated                                    Guam
Universal Leaf International, Inc.                                             Virginia
B. V. European Tobacco Company                                                 Netherlands
L'Agricola, S.p.A                                                              Italy
Deltafina, S.p.A                                                               Italy
Forestab, S.p.A                                                                Italy
Itofina, S.A                                                                   Switzerland
Orient Leaf Tobacco Co., Inc.                                                  Philippines
Tanzania Tobacco Processors LTD                                                Tanzania
Universal Leaf Tabacos Limitada                                                Brazil
Tebe-Ele S.A. Comercio Exterior Ltda                                           Brazil
Universal Leaf Far East, Limited                                               Hong Kong
Universal Leaf Tobacco Poland Sp. z o.o                                        Poland
Continental Tobacco, S.A                                                       Switzerland
Toutiana, S.A                                                                  Switzerland
Nyiregyhazi Dohanyfermentalo Rt                                                Hungary
Ultoco, S.A                                                                    Switzerland
Limbe Leaf Tobacco Company, Limited                                            Malawi
Lytton Tobacco Company (Malawi) Limited                                        Malawi
Tanzania Leaf Tobacco Co., Ltd                                                 Tanzania
Gebruder Kulenkampff, Inc.                                                     Virginia
Gebruder Kulenkampff AG                                                        Germany
Industria AG                                                                   Switzerland
Trestina Azienda Tabacchi, S.p.A                                               Italy
Latina Tabacchi Greggi Italiani, S.p.A                                         Italy
Zimleaf Holdings (Private), Limited                                            Zimbabwe
Lytton Tobacco Company (Private), Limited                                      Zimbabwe
Zimbabwe Leaf Tobacco Company (Private) Limited                                Zimbabwe
Casalee, Inc.                                                                  Virginia
Madison Management Ltd.                                                        British Virgin Isles
Tobacco Trading International, Inc.                                            British Virgin Isles
Casalee Transtobac Lieferanten A.G                                             Switzerland
Casalee Transtobac (PVT) Ltd.                                                  Zimbabwe
Universal Leaf P.H., Inc                                                       Virginia
Lancaster Leaf Tobacco Company of Pennsylvania, Inc.                           Virginia
Lancotab, N.V                                                                  Belgium
Lancaster Philippines, Incorporated                                            Philippines
Southern Processors, Incorporated                                              Virginia
Southwestern Tobacco Company, Incorporated                                     Virginia
J. P. Taylor Company, Incorporated                                             Virginia
Tobacco Processors, Incorporated                                               Virginia
W. H. Winstead Company, Incorporated                                           Virginia
Universal DC Holdings Ltd.                                                     USA/United Kingdom

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
Universal Leaf (UK) Limited                                                    USA/United Kingdom
Universal Group Services (UK) Ltd.                                             United Kingdom
Casalee (UK) Ltd.                                                              United Kingdom
Universal Eastern Europe Limited                                               United Kingdom
Deli Universal, Inc.                                                           Virginia
Imperial Commodities Corporation                                               California
Red River Foods, Inc.                                                          Virginia
HTC Commodities, Inc.                                                          Virginia
Red River Commodities, Incorporated                                            North Dakota
Ermor Tabarama-Tabacos do Brasil Ltda                                          Brazil
Deli-Mij Holdings Ltd.                                                         United Kingdom
Corrie, MacColl & Son Ltd.                                                     United Kingdom
Van Rees Ltd.                                                                  United Kingdom
N.V. Deli Universal                                                            Netherlands
Deli Maatschappij B.V                                                          Netherlands
Deli Services B.V                                                              Netherlands
Jongeneel Holding B.V                                                          Netherlands
Jongeneel B.V                                                                  Netherlands
Heuvelman Holding B.V                                                          Netherlands
Heuvelman Hout Beheer B.V                                                      Netherlands
Steffex Beheer B.V                                                             Netherlands
Handelmatschappij Steffex B.V                                                  Netherlands
B.V. Deli-HTL Tabak Maatschappij                                               Netherlands
Van Rees B.V                                                                   Netherlands
Van Rees Ceylon B.V                                                            Netherlands
Beleggings-en Beheermaatschappij "DE Amstel' B.V                               Netherlands
Indoco International B.V                                                       Netherlands
Industria Exportadora de Tabacos Dominicanos "Inetab" C. por                   Dominican Republic
Companhia Panamericana de Tabacos "Copata"                                     Dominican Republic


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